EXHIBIT 2 - FORM OF CONVERTIBLE NOTE

                  CONVERTIBLE SECURED $450,000 PROMISSORY NOTE

                                                              Ramat-Gan, Israel
$450,000.00                                                   August 2, 2002

         FOR VALUE RECEIVED, Electric Fuel Corporation ("Maker"), 632 Broadway, Suite 301, New York, New York 10012, hereby promises to pay to the order of IES Technologies Ltd. ("Payee"), or registered assigns, at Payee's offices at IES Building, 32 Ben Gurion Street, Ramat Gan 52573, Israel, or at such other place as may be designated in writing by the Payee or any subsequent holder of this Note ("Holder"), the sum of Four Hundred Fifty Thousand Dollars ($450,000.00), without interest, on or before June 30, 2004.

         Maker may prepay this Note at any time and from time to time without premium or penalty.

         In the event that (i) Maker shall fail to pay any amount when the same shall become due and payable under this Note; or (ii) Maker shall make an assignment for the benefit of creditors or shall admit in writing its inability to pay its debts generally as they become due; or (iii) Maker shall petition or apply to any tribunal for the appointment of a trustee or receiver thereof, or of any substantial part of the assets thereof, or shall commence any proceedings under any bankruptcy, arrangement, insolvency, readjustment of debt, dissolution, reorganization or liquidation law of any jurisdiction, whether now or hereafter in effect; or (iv) any such petition or application shall be filed, or any such proceedings shall be commenced, against Maker, or any trustee or receiver shall be appointed of the whole or any substantial part of the assets thereof, or an order, judgment or decree shall be entered adjudicating Maker bankrupt or insolvent or approving the petition in any such proceedings, and such order, judgment or decree shall remain unstayed and in effect for more than 60 days; or (v) Maker shall transfer all or substantially all of its assets to a non-affiliated person, entity or entities; or (vi) Maker shall be merged with and into a non-affiliated entity or entities; then, and in any such event (an "Event of Default"), Holder may, after giving Maker notice and five business days in which to cure such Event of Default, declare this Note to be in Default (a "Default"), and the entire unpaid balance of this Note shall thereafter automatically become immediately due and payable without demand or notice, and the Holder may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, in the sole discretion of Holder. Maker shall forthwith notify Holder, in writing, of the occurrence of any of the foregoing Events of Default.

         Upon the occurrence of a Default, and in addition to any and all other rights and remedies that Holder may have in consequence thereof (including but not limited to the right to acceleration of payments hereunder), Maker will pay to Holder such further amounts as shall be sufficient to cover the costs and expenses of collection of this Note (including but not limited to reasonable attorneys' fees, expenses and disbursements). No course of dealing and no delay on the part of any Holder of this Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice any Holder's rights, powers and remedies. No right, power or remedy conferred hereby shall be exclusive of any other right, power or remedy referred to herein or hereafter available at law, in equity, by statute or otherwise.

         Maker shall not have any right to offset any payments due to Holder hereunder against any amounts claimed to be owed by Holder hereunder or otherwise, but shall continue to make all payments due to Holder hereunder, and shall submit any claims that it may have to Holder and, in the event Holder refuses to pay, to litigation.
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         Maker hereby waives presentment and demand for payment, notice of non-payment or dishonor, protest, notice of protest, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of payment of this Note.

         During the term of this Note (the "Conversion Period"), the then-remaining outstanding and unpaid principal amount of this Note may be converted by the Holder hereof, in whole or in part, as follows:

         (i) $150,000 of the principal amount of this Note may be converted by the Holder hereof, at any time and at the Holder's option, into that number of shares of the Maker's common stock, par value $0.01 per share ("Common Stock"), as shall be obtained by dividing the principal amount hereof to be so converted by $0.75 (the "First Conversion Price");

         (ii) Another $150,000 of the principal amount of this Note may be converted by the Holder hereof, at any time and at the Holder's option, into that number of shares of Common Stock as shall be obtained by dividing the principal amount hereof to be so converted by $0.80 (the "Second Conversion Price"); and

         (iii) Another $150,000 of the principal amount of this Note may be converted by the Holder hereof, at any time and at the Holder's option, into that number of shares of Common Stock as shall be obtained by dividing the principal amount hereof to be so converted by $0.85 (the "Third Conversion Price" and, together with the First Conversion Price and the Second Conversion Price, the "Conversion Price");

provided, however, that if outstanding shares of the Maker's Common Stock shall be subdivided into a greater number of shares or a dividend or other distribution in Common Stock shall be paid in respect of Common Stock between June 30, 2002 and the Conversion Date (as hereinafter defined), the Conversion Price shall be proportionately reduced, and if outstanding shares of Common Stock shall be combined into a smaller number of shares between June 30, 2002 and the Conversion Date, the Conversion Price shall be proportionately increased.

         To convert this Note, the Holder shall give notice to the Maker and shall state therein the principal amount to be converted. Promptly thereafter, the Holder (i) shall provide notice to the Maker of the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued and (ii) shall surrender the Note to be converted, at the office of the Maker, or at such other place designated by the Maker (the date of each such surrender being referred to herein as a "Conversion Date"). Such conversion shall only occur, and shall be deemed to have been made, upon the Conversion Date. On or promptly after the Conversion Date and subject to the Maker having received the Note to be converted, the Maker shall issue and deliver to or upon the order of the Holder a certificate or certificates for the number of shares of Common Stock to which the Holder shall be entitled.

         Nothing contained in this Note shall be construed as conferring upon the Holder or any other person (prior to conversion into Common Stock pursuant to the terms hereof) the right to vote or to consent or to receive notice as a shareholder of the Maker.

         The payment of this Note shall be secured by the pledge (the "Pledge") of 100 of the shares of common stock of I.E.S. Defense Services, Inc. (f/k/a Electric Fuel Consumer Products Corp.) (the "Escrow Shares") to be held by an escrow agent pursuant to a Security Pledge, Security and Escrow Agreement among, inter alia, Maker and Payee (the "Escrow Agreement"). This note is subject to the terms and conditions of the Escrow Agreement, and reference is made to the Escrow Agreement for a description of the rights of the parties to the Escrow Agreement respect of the Escrow Shares and for a statement of the terms and conditions under which the Maker may foreclose upon and sell the Escrow Shares, and apply the proceeds of such sale to the repayment of the Loan.

         The payment of this Note shall be further secured by the pledge of _________ ordinary shares of I.E.S. Interactive Training Inc. (the "I.E.S. Shares"), which security interest shall be in accordance with the terms of that certain Pledge and Security Agreement dated January [__], 2003 which shall dictate the rights of the parties and the terms and conditions under which the Maker may foreclose upon and sell the I.E.S. Shares and apply the proceeds of such sale to the repayment of the Loan.

         The payment of this Note shall be further secured by the pledge of 1,122 ordinary shares of M.D.T. Protective Industries, Ltd. (the "MDT Shares"), which security interest shall be in accordance with the terms of that certain Pledge and Security Agreement dated January [__], 2003 which shall dictate the rights of the parties and the terms and conditions under which the Maker may foreclose upon and sell the MDT Shares and apply the proceeds of such sale to the repayment of the Loan.

         This Note is issued instead of and as a replacement for that certain unsecured note of even date herewith from the Maker to the Payee (in the name of I.E.S. Interactive Training Ltd.) in the amount of $400,000 and due on or before June 30, 2004, and shall serve to cancel such unsecured note.

         This Note shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflict of laws principles thereof. Any provision hereof which may prove unenforceable under any law shall not effect the validity of any other provisions hereof.

         IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Note as of the date and year first above written.

                                    ELECTRIC FUEL CORPORATION



                                    By:
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